    As filed with the Securities and Exchange Commission on January 30, 2002

                           Registration No. 333-76490

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ALLOY, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 04-3310676
                (State or other jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification Number)

                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               Matthew C. Diamond
                      Chairman and Chief Executive Officer
                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             With copies to each of:

            Samuel A. Gradess                     Richard M. Graf
        Chief Financial Officer             Mintz, Levin, Cohn, Ferris,
              Alloy, Inc                    and Glovsky and Popeo, P.C.
   151 West 26th Street, 11th Floor         701 Pennsylvania Ave., N.W.
          New York, NY 10001                    Washington, DC 20004

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

                  Subject to Completion dated January 30, 2002

                                   Alloy, Inc.

                        2,069,767 Shares of Common Stock

We have prepared this prospectus to allow the selling stockholders we identify to sell up to 2,069,767 shares of our common stock. The selling stockholders acquired the shares in connection with our acquisition of substantially all of the assets of the 360 Youth business of MarketSource Corporation, and our acquisition of Dan's Competition, Inc., Triple Dot Communications, Inc. and Y-Access, LLC. We will not receive any of the proceeds from the sale of common stock by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices, but they are not required to sell any shares. The price to the public for the shares and the proceeds to the selling stockholders at any time will depend upon the market price of the shares when sold. See "Selling Stockholders" and "Plan of Distribution."

Our common stock is traded on the Nasdaq National Market under the trading symbol "ALOY." On January 29, 2002, the last reported sale price for our common stock on the Nasdaq National Market was $20.19 per share.

                  Investing in our common stock involves risks.
                    See "Risk Factors" beginning on page 3.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information. Neither the delivery of this prospectus nor any distribution of the shares of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. It is a criminal offense to make any representation to the contrary.

                   This prospectus is dated January __, 2002.

                                TABLE OF CONTENTS

                                                         Page
PROSPECTUS SUMMARY                                         1
THE OFFERING                                               2
RISK FACTORS                                               3
YOU SHOULD NOT RELY ON FORWARD LOOKING STATEMENTS
 BECAUSE THEY ARE INHERENTLY UNCERTAIN                     5
USE OF PROCEEDS                                            6
SELLING STOCKHOLDERS                                       6
PLAN OF DISTRIBUTION                                       8
LEGAL MATTERS                                              9
EXPERTS                                                    9
WHERE YOU CAN FIND MORE INFORMATION                        9

                               PROSPECTUS SUMMARY

You must also consult the more detailed financial statements, and notes to financial statements filed with our Annual Report on Form 10-K filed on May 1, 2001 and amended on October 10, 2001, incorporated by reference in this prospectus. This prospectus contains forward-looking statements and actual results could differ materially from those projected in the forward-looking statements as a result of certain of the risk factors as outlined in this prospectus.

                                   Our Company

     We are a media, direct marketing and marketing services company targeting Generation Y, the more than 60 million boys and girls in the United States between the ages of 10 and 24. Our business integrates direct mail catalogs, print media, websites, on-campus marketing programs, and promotional events, and features a portfolio of brands that are well known among Generation Y consumers and advertisers. We reach a significant portion of Generation Y consumers through our various media assets, direct marketing activities and marketing services programs, and, as a result, we are able to offer advertisers targeted access to the youth market. Additionally, our assets have enabled us to build a comprehensive database that, as of January 1, 2002, included detailed information about more than 9.4 million Generation Y consumers. We believe we are the only Generation Y-focused media company that combines significant marketing reach with a comprehensive consumer database, providing us with a deep understanding of the youth market. Our revenues have grown rapidly, increasing from $2.0 million for fiscal 1997 to $101.4 million for the first nine months of fiscal 2001. For the quarter ended October 31, 2001, we reported revenues of $44.5 million and had earnings before interest, taxes, depreciation and amortization, or EBITDA, of $2.7 million.

     Generation Y, our target market, is the fastest growing demographic group in the United States and is expected to grow 14.7% faster than the overall U.S. population from 2001 to 2005, according to U.S. Census data.
Generation Y controls significant disposable income and has influence over household expenditure decisions. The youth market accounts for over $350 billion in annual spending according to studies completed by Harris Interactive, a research and polling firm.

     We generate revenue from two principal sources -- merchandising, and sponsorship and advertising. From our catalogs and websites, we sell high margin, third-party branded products in key Generation Y spending categories, including apparel, action sports equipment, and accessories directly to the youth market. We generate sponsorship and advertising revenues largely from traditional, blue chip advertisers that seek highly targeted, measurable and effective marketing programs to reach Generation Y. Advertisers can reach Generation Y through integrated marketing programs that include our catalogs, magazines, books, websites, and display media boards, as well as through promotional events, product sampling, college and high school newspaper advertising, customer acquisition programs and other marketing services that we provide. For the nine months ended October 31, 2001, we generated merchandising, and sponsorship and advertising revenues of $77.3 million and $24.2 million, respectively, increases of 92.5% and 182.0%, respectively, over the comparable period of fiscal 2000.


                       Our Media and Marketing Properties

Our business integrates the following assets to deliver comprehensive access to Generation Y:


Direct Marketing Catalogs & Websites

  Alloy Markets apparel, accessories, and housewares targeting girls; website provides commerce and interactive content.

  CCS Markets skateboarding and snowboarding related equipment, apparel and accessories targeting boys; website provides commerce and interactive content. Acquired in July 2000.

  Dan's Comp                       Markets BMX bikes and related equipment,
                                   apparel and accessories targeting boys;
                                   website provides commerce and content.
                                   Acquired in September 2001.

Marketing Services

  360 Youth                         Provides integrated marketing programs on
                                    college and high school campuses
                                    incorporating 3,200 display media boards, customer acquisition programs and promotional events. Acquired in November
                                    2001.

  CASS Communications               Places advertising in over 6,000 college
                                    and high school newspapers; also owns over 5,000 on-campus display media boards.
                                    Acquired in August 2001.

  Triple Dot Communications /
  Y-Access / Target Marketing       Provides marketing consulting and market
                                    research services. Acquired in December
                                    2000, January 2001 and November 2001,
                                    respectively.

Print Media

  Private Colleges & Universities   Publishes college and university guide
                                    books distributed to college-bound high
                                    school students and operates related
                                    websites. Acquired in April 2001.

  Strength Magazine                 Publishes a lifestyle magazine targeting
                                    teenage boys. Acquired in February 2001.

  AlloyGirl Magazine                Publishes a controlled circulation,
                                    quarterly lifestyle magazine targeting
                                    teenage girls.

  Alloy Entertainment /
  17th Street Productions           Develops books and other entertainment
                                    properties. Acquired in January 2000.

                                  THE OFFERING

Common stock offered..................................           2,069,767 shares (1)

Common stock to be outstanding after the offering.....          34,907,925 (2)

Use of proceeds.......................................          We will not receive any proceeds from the sale
                                                                by the selling stockholders of our common stock.

Nasdaq National Market symbol for our common stock....          Our common stock trades on The Nasdaq National
                                                                Market under the symbol "ALOY"

         (1) Includes 1,839,520 shares of common stock and 110,000 shares underlying warrants issued in connection with our acquisition of substantially all of the assets of the 360 Youth business of MarketSource, 83,210 shares issued as performance payments to the former shareholders of Triple Dot and Y-Access after the closing of those acquisitions, and 37,037 shares issued as a post-closing working capital adjustment in connection with the Dan's Competition acquisition.


         (2) The number of shares of common stock to be outstanding after this offering does not include, as of January 28, 2002, the following additional shares of common stock:

         - 1,558,897 shares issuable upon conversion of our Series B convertible preferred stock at an effective conversion price of $11.70 per share;

         - 1,690,635 shares issuable upon the exercise of warrants issued in connection with our private placements and acquisitions, having a weighted average exercise price of $17.60 per share;

         - 6,014,535 shares of common stock underlying outstanding options having a weighted average exercise price of $12.567 per share;

         - 650,635 shares of common stock available for issuance at prevailing market prices under our Restated 1997 Employee, Director and Consultant Stock Plan;

         - 4,150,000 shares, including the over-allotment, offered on our Registration Statement on Form S-3 filed with the SEC on January 29, 2002; and

         - additional shares of common stock potentially issuable pursuant to earnout calculations we agreed to in connection with some of our acquisitions.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, other information included in this report and information in our periodic reports filed with the SEC. The material risks and uncertainties described below are related to this offering. You should also consider the risks discussed in our annual report filed on Form 10-K with the SEC on May 1, 2001 and amended on October 10, 2001, which relate to our business in general. If any of the following risks actually occur, our business, financial condition or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

 We may not be able to achieve or maintain profitability.

Since our inception in January 1996, we have incurred significant net losses. We have never reported positive EBITDA or net income for a full fiscal year, and we may never do so. As of October 31, 2001, we had an accumulated deficit of approximately $76.7 million. Although we have experienced significant revenue growth and have generated positive EBITDA in recent periods, those results may not be sustainable. Therefore, you should not view our recent results as being necessarily indicative of our future performance.

 Our success depends largely on the value of our brands and if the value of our brands were to diminish, our business would be adversely affected.

The prominence of our Alloy, CCS and Dan's Comp catalogs and websites and our related consumer magazines among our Generation Y target market, and the prominence of our CASS Communications, 360 Youth and Private Colleges & Universities brands and media franchises with advertisers are key components of our business. If our consumer brands or their associated merchandise and editorial content lose their appeal to Generation Y consumers, our business could be adversely affected. The value of our consumer brands could also be eroded by misjudgments in merchandise selection or by our failure to keep our content current with the evolving preferences of our audience. These events would likely also reduce sponsorship and advertising sales for our merchandise and publishing businesses and may also adversely affect our marketing and services businesses. Moreover, a component of our growth strategy is to increase the number of Generation Y consumers we reach, which could include broadening the intended audience of our existing consumer brands or creating or acquiring new media franchises or related businesses. Misjudgments by us in this regard could damage our existing or future brands. If any of these developments occur, our business would suffer.

 Management may invest or spend the proceeds of our completed and contemplated offerings in ways that you may disagree with and in ways that may not yield a return.

Our management will have broad discretion in applying the net proceeds of our completed and contemplated offerings and investors will be relying on the judgment of our management. We expect to use a significant portion of our cash on hand (including the net proceeds of our recently completed private placements and our recently filed underwritten offering, if it is consummated) for possible future acquisitions, and the remaining portion for working capital and general corporate purposes. However, we do not have any specific plans or a timetable for the use of those proceeds. The failure of our management to apply those funds effectively could have a material adverse affect on our business, results of operation and financial condition. Moreover, because we do not have specific plans for use of the net proceeds of the offering, our intentions could change before we spend those proceeds.

 Sales of our stock by existing stockholders may cause the market price of our common stock to drop significantly.

As of January 28, 2002, up to 10,443,593 registered shares are eligible for resale by existing stockholders subject, in some cases, to contractual sale limits, existing escrow arrangements and lockup agreements to be entered in connection with our recently filed underwritten offering, if it is consummated. In addition, we are obligated to register for resale, prior to February 25, 2002, 2,345,033 shares of common stock to cover the shares issued in our January 2002 private placement and the shares potentially issuable upon exercise of the related warrant sold in that private placement. Any significant sales of those shares or the perception that such sales may occur could cause the price of our common stock to drop significantly.

 We will need to authorize the issuance of additional shares to be able to make new acquisitions or raise new capital.

We currently are authorized to issue 50,000,000 shares of our common stock. To date we have issued 34,907,925 shares of common stock. In addition, we have reserved 10,228,602 shares of common stock for issuance on conversion of our outstanding shares of Series B preferred stock and exercise of our outstanding stock options and warrants, and have reserved an additional 650,635 shares for stock options that we may issue in the future under our Restated 1997 Employee, Director and Consultant Stock plan. Assuming that we issue 4,000,000 shares in the underwritten offering currently in registration, we will have fewer than 240,000 shares (or fewer than 90,000 shares, if the underwriters in such offering exercise their over-allotment option in full) available for issuance in connection with future acquisitions and capital needs. Thus, we will need to obtain approval of our shareholders to increase the number of shares that we are authorized to issue before we can issue significant numbers of shares in connection with future acquisitions or capital raising. We intend to seek shareholder approval to increase the number of authorized shares of our common stock to 200,000,000 at a special meeting of our stockholders currently scheduled for March 4, 2002. There is no assurance that we will be able to obtain their approval. If we fail to obtain such approval, our ability to make future acquisitions or raise additional capital would be adversely affected.

 We are a defendant in a class action lawsuit and defending this litigation could hurt our business.

We have been named as a defendant in a securities class action lawsuit relating to the allocation of shares by the underwriters of our initial public offering. While we believe there is no merit to this lawsuit, defending against it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business. In addition, if we lose this lawsuit, or settle on adverse terms, our stock price may be adversely affected.

                YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS
                      BECAUSE THEY ARE INHERENTLY UNCERTAIN

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly statements regarding market expectations and opportunities, market share growth and new products and service expectations and capabilities. These forward-looking statements are just predictions and involve risks and uncertainties such that actual results may differ materially.

When used in this prospectus, the words "anticipate," "believe," "estimate," "expect" and "intend" and similar expressions as they relate to us or our management are intended to identify such forward-looking statements. Our actual future results may differ significantly from those stated in any forward-looking statements. These statements include statements regarding our ability to: increase revenues, generate multiple revenue streams, increase visitors to our Web sites and build customer loyalty; develop our sales and marketing teams; capitalize on our sales and marketing efforts; capitalize on our promotions, sponsorship, advertising and other revenue opportunities; build the Alloy, CCS and Dan's Comp brand names, as well as the brand names of our other subsidiaries, and develop our on-line community; develop commercial relationships with advertisers and other Web sites; our Web sites' appeal to marketers and users; meet anticipated cash needs for working capital and capital expenditures for the next 24 months; enhance our infrastructure technology, transaction-processing and automation capabilities of our Web sites; increase the efficiency of our supply chain and fulfillment system; expand into international markets; expand and utilize our name database; identify desirable products and to continue to limit our risks of our excess inventory; continue to provide high levels of customer service and support; manage our vendors to maintain our profit margins; identify and integrate potential acquisitions and investments; and contact and successfully market to the increasing Generation Y audience.
                                        5

As a result of the foregoing and other factors, we may experience material fluctuations in future operating results on a quarterly or annual basis which could materially and adversely affect our business, financial condition, operating results and stock price. We do not intend to update any of the forward-looking statements in this report to conform these statements to actual results, unless required by law.

In evaluating this offering, you should carefully consider the discussion of risks and uncertainties in the section entitled "Risk Factors" beginning on page 2 of this document.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock being offered and sold for the accounts of the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of common stock by the selling stockholders in this offering, but will pay certain expenses related to the registration of the shares of the common stock, and will receive the exercise price if certain of the selling stockholders exercise warrants to obtain shares. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

Based upon information available to us as of January 7, 2002, the following table sets forth the names of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that will be owned after the sale of the registered shares, assuming all of the shares are sold. Except as otherwise set forth in the footnotes to the table, none of the selling stockholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of its, his or her ownership of shares of equity securities. Certain selling stockholders may be affiliates of broker-dealers. The information provided in the table and discussions below has been obtained from the selling stockholders. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he, she or it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act of 1933.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.


                                 Shares Beneficially                    # of Shares after
                                  Owned Prior to the   Shares being    Completion of this
Name                                   Offering          Offered           Offering (1)
                                       --------          -------           ------------
Bryan Cadogan (2)                       94,145            38,027               56,118*
Gary Colen (3)                          97,056            38,027               59,029*
Daniel E. Duckworth (4)(10)            244,444            22,222              222,222*
Dianna J. Duckworth (5)(10)            162,963            14,815              148,815*
Marta L. Loeb (6)                       12,037             5,825                6,212*
Frank Morelli (7)                       10,000            10,000                    0*
MarketSource Corporation (8)(10)     1,939,520         1,939,520                    0*
Dwayne Pettigrew (9)                     3,504             1,331                2,173*

------------------
* Indicates a less than 1% interest in common stock.

(1) The numbers assume that the selling stockholders have sold all of the shares offered hereby prior to completion of this Offering.

(2) Includes 26,858 shares currently held in escrow. Mr. Cadogan is Chief Operating Officer of our subsidiary, Triple Dot.

(3) Includes 39,195 shares currently held in escrow. Mr. Colen is President of our subsidiary, Triple Dot.

(4) Includes 222,222 shares currently held in escrow, and 22,222 shares issued as a post-closing working capital adjustment to the Dan's Comp acquisition. Mr. Duckworth is President of our subsidiary, Dan's Comp.

(5) Includes 148,148 shares currently held in escrow, and 14,815 shares issued as a post-closing working capital adjustment to the Dan's Comp acquisition. Ms. Duckworth is Accounting Administrator of our subsidiary, Dan's Comp.

(6) Includes 6,212 shares currently held in escrow. Ms. Loeb is a Senior Vice President of our subsidiary, Triple Dot.

(7) Includes 10,000 shares underlying a warrant issued in connection with our acquisition of the 360 Youth business.

(8) Includes 283,286 shares currently held in escrow and 100,000 shares underlying a warrant issued in connection with our acquisition of the 360 Youth business.

(9) Includes 2,173 shares currently held in escrow. Mr. Pettigrew is a Senior Vice President of our subsidiary, Triple Dot.

(10) Sales of such shares are restricted pursuant to lockup agreements entered into by us with the selling shareholders, as discussed in the text following this table.

Except as noted in the selling stockholder table, the shares being offered by Messrs. Cadogan and Colen were issued as part of earnouts we agreed to in connection with our acquisition of Triple Dot in December 2000 and our acquisition of Y-Access in January 2001. Except as noted in the selling stockholder table, the shares being offered by Mr. Pettigrew and Ms. Loeb were issued as part of the earnout we agreed to in connection with our acquisition of Y-Access in January 2001.

On November 26, 2001, we entered into a lockup agreement with MarketSource Corporation to restrict the sale of shares it received in connection with our acquisition of its 360 Youth business. Under the terms of the agreement, unless we otherwise consent, MarketSource is prohibited from selling (i) more than 200,000 of the shares issued to it pursuant to the definitive purchase agreement in each of three monthly periods commencing on the date of effectiveness of the registration statement of which this prospectus is a part, and (ii) after such three-month period, more than one-ninth of any remaining shares during any monthly period up to the one year anniversary date of the effectiveness of such registration statement.

On November 29, 2001, we entered into a lockup agreement with Mr. and Mrs. Duckworth to restrict the sale of the working capital adjustment shares being offered for sale pursuant to this prospectus. Under the terms of the agreement, up to 50% of the total number of such shares may be sold commencing upon the effectiveness of the registration statement of which this prospectus is a part, and the remainder of such shares may be sold commencing 30 days after the effectiveness of the registration statement of which this prospectus is a part.

                              PLAN OF DISTRIBUTION

The shares of common stock to be sold by the selling stockholders in this offering have been listed on the Nasdaq National Market.

We are registering the shares offered under this prospectus on behalf of the selling stockholders for resale of such shares from time to time after the date of this prospectus. As used in this prospectus, "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the named selling stockholders as a gift, pledge, partnership distribution or other non-sale related transfer. All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders, subject to reimbursement as described below. We will not receive any proceeds from the sales of shares by the selling stockholders but will receive the exercise price if they exercise their warrants to acquire shares.

Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions, which may include block transactions, on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions otherwise than on the Nasdaq National Market or in the over-the-counter market, through put or call options transactions relating to the shares whether such options are listed on an options exchange or otherwise, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers.

In connection with the sale of shares, the selling stockholders may, subject to the terms of their respective Lockup Agreements with us, enter into hedging transactions with brokers, dealers or others, who in turn may engage in short sales of the shares in the course of hedging the positions they assume; sell short or deliver shares to close out positions; or loan shares to brokers, dealers or others that may in turn sell such shares.

The selling stockholders may effect transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Those broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (that compensation as to a particular broker-dealer might be in excess of customary commissions).

Each of the selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, and any commissions received by those broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

Because each of the selling stockholders may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon notification to us by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution for an exercise price of $ .01 per share or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act. That supplement will disclose:

         . the name of the selling stockholder(s) and of the participating broker-dealer(s),

         . the number of shares involved,

         . the price at which such shares were sold,

         . the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

         . that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

         . other facts material to the transaction.

We have agreed to indemnify each selling stockholder against certain liabilities, including liabilities arising under the Securities Act of 1933.

                                  LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Alloy by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Certain attorneys at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., beneficially own an aggregate of 2,800 shares of our common stock.

                                     EXPERTS

The financial statements of Alloy and its subsidiaries as of January 31, 2001, 2000 and 1999, have been incorporated by reference herein in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of the 360 Youth Division of MarketSource Corporation as of December 31, 2000 and 1999 and for the years then ended, have been incorporated by reference herein in reliance upon the report of BDO Seidman, LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our Common stock is listed and traded on the Nasdaq National Market under the symbol "ALOY."

This prospectus, which constitutes a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, omits certain of the information set forth in the registration statement. Accordingly, you should refer to the registration statement and its exhibits for further information with respect to us and our common stock. Copies of the registration statement and its exhibits are on file at the offices of the SEC. Furthermore, statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the registration statement.

The SEC allows us to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all of the shares offered by this prospectus:

         . Annual Report on Form 10-K for the fiscal year ended January 31, 2001, filed on May 1, 2001 and amended on October 10, 2001;

         . Annual Report on Form 10-K/A for the fiscal year ended January 31, 2001 filed on October 10, 2001;

         . Definitive Proxy Statement on Schedule 14A, filed on May 31, 2001;

         . Preliminary Proxy Statement on Schedule 14A, filed on January 29,
         2002;

         . Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2001, filed on June 14, 2001;

         . Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2001, filed on September 14, 2001;

         . Quarterly Report on Form 10-Q/A for the fiscal quarter ended April 30, 2001, filed on October 18, 2001;

         . Quarterly Report on Form 10-Q/A for the fiscal quarter ended July 31, 2001, filed on October 18, 2001;

         . Quarterly Report on Form 10-Q/A for the fiscal quarter ended July 31, 2001, filed on October 24, 2001;

         . Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2001, filed on December 17, 2001;

         . Current Report on Form 8-K/A, filed on May 14, 2001;

         . Current Report on Form 8-K, filed on June 21, 2001;

         . Current Report on Form 8-K, filed on July 10, 2001;

         . Current Report on Form 8-K, filed on August 13, 2001;

         . Current Report on Form 8-K, filed on August 14, 2001;

         . Current Report on Form 8-K/A, filed on September 14, 2001;

         . Current Report on Form 8-K/A, filed on October 10, 2001;

         . Current Report on Form 8-K, filed on October 15, 2001;

         . Current Report on Form 8-K/A, filed on October 18, 2001;

         . Current Report on Form 8-K, filed on November 6, 2001;

         . Current Report on Form 8-K, filed on November 13, 2001;

         . Current Report on Form 8-K/A, filed on December 11, 2001;

         . Current Report on Form 8-K, filed on December 11, 2001;

         . Current Report on Form 8-K/A, filed on January 25, 2002;

         . Current Report on Form 8-K, filed on January 29, 2002;

         . Current Report on Form 8-K, filed on January 29, 2002; and

         . The description of our common stock contained in "Description of Capital Stock" in the Registration Statement on Form S-1 declared effective by the Commission on May 13, 1999 (File No. 333-74159), including any amendment or report filed for the purpose of updating such description.

You may request a copy of any of these filings at no cost, by writing or telephoning us at the following address:

                                   Alloy, Inc.
                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
                          Attention: Samuel A. Gradess

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by the Registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

SEC registration fee............................$10,282
Transfer Agent and Registrar fees...............  2,500
Accounting fees and expenses....................  5,000
Legal fees and expenses......................... 45,000
Printing and mailing expenses...................  5,000
Miscellaneous...................................  5,000

Total...........................................$72,782

Item 15. Indemnification of Directors and Officers.


Incorporated herein by reference from "Indemnification of Directors and Officers" in our Registration Statement on Form S-1 (File No. 333-74159).

Item 16. Exhibits.

See Exhibit Index on page II-5.

Item 17. Undertakings.

         (a) The Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 30, 2002.

                                   ALLOY, INC.
                                  (Registrant)

                          By: /s/ Matthew C. Diamond
                          Name: Matthew C. Diamond
                          Title: Chief Executive Officer and Chairman

                  POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Matthew C. Diamond and Samuel A. Gradess, and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates indicated.

       Signatures                     Title                       Date
       ----------                     -----                       ----
/s/ Matthew C. Diamond           Chief Executive Officer
----------------------       (Principal Executive Officer)   January 30, 2002
Matthew C. Diamond                   and Chairman


/s/        *                    Chief Financial Officer
----------------------         (Principal Financial and      January 30, 2002
Samuel A. Gradess            Accounting Officer), Secretary
                                    and Director



/s/        *
-------------------------      President, Chief Operating    January 30, 2002
James K. Johnson, Jr.          Officer and Director



-------------------------      Director                      January 30, 2002
Peter M. Graham


/s/        *
-------------------------      Director                      January 30, 2002
David Yarnell

/s/        *
-------------------------      Director                      January 30, 2002
Edward Monnier

--------------
* By power of attorney

                                       13

                                  Exhibit Index

                                   DESCRIPTION

EXHIBIT
NUMBER

4.1* Restated Certificate of Incorporation of Alloy, Inc. (incorporated by reference as Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-74159)).

4.2* Restated Bylaws (incorporated by reference as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-74159)).

4.3* Form of Common Stock Certificate (incorporated by reference as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (Registration Number 333-74159)).

5.1*  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

23.1  Consent of Arthur Andersen LLP, Independent Accountants.

23.2  Consent of BDO Seidman, LLP, Independent Accountants.

23.3* Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C. (included in Exhibit 5.1)

24.1* Power of Attorney (included on the signature page)

------------------------
*Previously filed